Exhibit 99.1

Blackbaud Names Michael P. Gianoni President and Chief Executive Officer

Twenty-five year software veteran brings proven operational and product development experience

Charleston, S.C. (November 13, 2013) – Blackbaud, Inc. (Nasdaq: BLKB), a leading global provider of software and services designed for nonprofits, today announced that Michael P. Gianoni has been named president and chief executive officer, effective January 13, 2014. Gianoni will also join the Blackbaud Board of Directors, effective upon becoming chief executive officer. Anthony Boor, who has served as interim president and chief executive officer since August 31, 2013, will maintain that role until January 13, 2014, after which he will continue to serve as chief financial officer and senior vice president, finance and administration.

Gianoni, 52, brings extensive experience critical to Blackbaud’s growth, operational excellence and market leadership goals. Most recently, he served as executive vice president and group president, Financial Institutions Group at Fiserv, Inc. (Nasdaq: FISV), a leading global provider of financial services technology solutions. He previously served as president of the Investment Services division at Fiserv, where he was responsible for product, technology, sales, finance, operations and strategy.

“After conducting a thorough search process, we are excited to announce Mike’s appointment as president and CEO of Blackbaud,” said Andrew Leitch, chairman of the Blackbaud Board of Directors. “His significant experience and expertise in software solutions and product development make him the ideal candidate to lead Blackbaud during its next phase of growth. In addition to his extensive industry background, he has a proven track record of delivering operational excellence and scaling a technology business.

“On behalf of the Board, I would like to thank Tony for his dedication to the team as interim CEO. We look forward to his continued contributions in the coming months in this role and as chief financial officer. Mike’s skills, coupled with Tony’s financial acumen, together with the rest of the management team, will help guide the company to further enhance innovation, simplify and strengthen our product portfolio, respond to the market demand for SaaS technology and improve operational excellence while delivering greater value to both our customers and shareholders.”

Gianoni joined Fiserv as part of its acquisition of CheckFree, where he served as executive vice president and general manager of CheckFree Investment Services. He spent 11 years at DST Systems Inc. where he led various divisions focused on developing new platforms while ensuring stronger operational controls. Earlier in his career, Gianoni worked at Applications Systems Group, Sequent Computer Systems, Wang Laboratories, U.S. Design Corporation and Canberra Industries.

“It is a privilege to join the Blackbaud team at such an exciting time in the company’s growth,” said Gianoni. “Blackbaud has a rich history of supporting the missions of nonprofit organizations, and I look forward to further extending the company’s contributions to this vital sector and building on its track record of success.”

Gianoni received his associate degree in electrical engineering at Waterbury State Technical College, his bachelor’s degree with a business concentration from Charter Oak State College and his masters of business administration degree from the University of New Haven. He will be based out of Blackbaud’s Charleston headquarters.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 29,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment services, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contact

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

media@blackbaud.com

Investor Contact

Brian Denyeau

ICR

646.277.1251

brian.denyeau@icrinc.com

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of our incoming CEO to drive increases in shareholder value. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies and other risks associated with acquisitions; the ability to attract and retain key personnel; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; risks related to our leverage, dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.